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                                  May 29, 1997

Dear Great Western Stockholder:

I am writing to you today seeking your support of the definitive merger agreement between Washington Mutual, Inc. and Great Western Financial Corporation. Our proposed merger is the only transaction that has the unanimous support of the board of directors and management of your company. It also provides the surest and fastest means of maximizing the value of your investment in Great Western. With your approval at the June 13 special meeting and with regulatory approval expected in the near future, we anticipate closing the transaction as soon as late June or early July.

Over the years, Washington Mutual has implemented a business strategy focused on profitable growth and creation of shareholder value. The success of this strategy is well documented: From April 1990 -- when our core executive management team came together -- through April 1997, the total cumulative return on Washington Mutual's common stock, including the re-investment of dividends, was an impressive 788%. This cumulative return exceeded that of every company in our peer group and was more than double that of the Standard and Poor's Financial Index.

Meanwhile, we have maintained a focus on financial discipline, earnings growth, strong capital levels and high asset quality, while delivering on our commitment to make our communities better places to live and work. It is within this framework that our company has successfully completed more than 20 mergers and acquisitions since 1987 and that we entered into our agreement with Great Western.

By approving this merger, you will be creating one of the nation's leading financial services companies and one of the dominant consumer banking franchises on the West Coast. With operations from Seattle to San Diego and a strong presence in the Southeastern United States, our combined companies will be in an even stronger position to expand market share and serve an ever growing number of customers.

As chairman and chief executive officer of Washington Mutual as well as a significant stockholder, I can assure you that maximizing long-term shareholder value will continue to be a driving force for our company once the merger is completed. By approving the Washington Mutual/Great Western merger, you will be ensuring a timely conclusion to this transaction, as well as creating a company immediately positioned for growth and success in the years ahead.


                                  Respectfully,



                                   /s/ Kerry K. Killinger